Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE LAB REPORTS THIRD QUARTER 2019 RESULTS FROM CONTINUING OPERATIONS:

•	COMPANY REVENUE OF $173 MILLION, UP 2.5% SEQUENTIALLY
•	GAAP EPS OF $0.54; $0.50, EX-ITEMS, UP 9% SEQUENTIALLY
•	CORE GENERATES FCF FOR 72ND CONSECUTIVE QUARTER
•	RESERVOIR DESCRIPTION REVENUE HIGHEST SINCE Q4 2015
•	RESERVOIR DESCRIPTION OPERATING MARGINS OF 18%, EX-ITEMS, UP 290 BPS YEAR-OVER-YEAR
•	PRODUCTION ENHANCEMENT REVENUE UP SLIGHTLY SEQUENTIALLY; U.S. COMPLETIONS DOWN GREATER THAN 10%
•	COMPANY POSTS OILFIELD SERVICE-LEADING ROIC OF 19.9%

AMSTERDAM (23 October 2019) - Core Laboratories N.V. (NYSE: "CLB US" and Euronext Amsterdam: "CLB NA") ("Core", "Core Lab", or the "Company") reported that continuing operations resulted in third quarter 2019 revenue of $173,200,000. Core’s operating income was $31,200,000 with earnings per diluted share ("EPS") of $0.54, all in accordance with U.S. generally accepted accounting principles ("GAAP"); operating income, ex-items, a non-GAAP financial measure, was $31,800,000, yielding operating margins of 18% and EPS, ex-items, of $0.50. A full reconciliation of non-GAAP financial measures is included in the attached financial tables.

Core’s Board of Supervisory Directors ("Board") and the Company’s Executive Management continue to focus on strategies that maximize return on invested capital ("ROIC") and free cash flow ("FCF"), a non-GAAP financial measure defined as cash from operations less capital expenditures, factors that have high correlation to maximizing total shareholder return.  Core’s asset-light business model and capital discipline promote capital efficiency designed to produce more predictable and superior long-term ROIC.   Bloomberg's calculations using the latest comparable data available indicate that Core’s ROIC of 19.9% is the highest of the oilfield service companies listed as Core’s Comp Group by Bloomberg.

Segment Highlights

Core Laboratories reports results under two operating segments: Reservoir Description and Production Enhancement.

Reservoir Description

Reservoir Description revenue in the third quarter of 2019 was $109,300,000 – a four year high, up 3.5% sequentially and up 5.5% year-over-year, driven by international activity, which increased more than 9% year-over-year. Operating income on a GAAP basis was $18,800,000, while operating income, ex-items, was $19,200,000, up 5.5% sequentially and 26% year-over-year, yielding year-over-year incremental margins in excess of 65% and operating margins, ex-items, of 18%.

Reservoir Description operations are heavily exposed to international and offshore activity levels, with approximately 80% of its revenue sourced from outside the U.S., where core, reservoir fluid and derived product samples originate from international projects.  Improvement in year-over-year and sequential financial performance in Reservoir Description is a result of increased international and offshore client activity. Core conducted services for both newly developed fields and brownfield extensions in offshore areas such as: Australia, Brazil, Guyana, the Gulf of Mexico, the Middle East and the North Sea. These analytical programs provide accurate, comprehensive datasets of rock and hydrocarbon properties that are critical for optimizing reservoir appraisal and development.

In the third quarter of 2019, Core Lab, under the direction of Santos Limited, continued its work on an extensive laboratory analytical program designed to evaluate both conventional core and reservoir fluids from the shallow-water Dorado discovery, located in the Bedout Sub-Basin, offshore Western Australia. More than 700 feet of conventional core were recovered from this high-quality sandstone reservoir. Core Lab utilized its proprietary, non-invasive, Digital Rock Characterization ("DRC") technology to determine lithological characteristics in the reservoir intervals of interest. In addition, the DRC work enabled Santos’ and Core Lab’s technical staff to quickly select representative samples for advanced geological and petrophysical testing. The ongoing physical measurements that are being conducted on these representative samples are crucial for accurate pay zone modeling, downhole log calibration and reserve calculations.

In addition to the reservoir rock characterization program, subsurface hydrocarbon samples were collected from multiple stratigraphic horizons within the reservoir.  Core Lab’s proprietary, mercury-free, Pressure-Volume-Temperature ("PVT") Cell was used to determine the phase behavior relationships of the hydrocarbons under varying conditions. Core Lab is pleased to be playing a role in evaluating one of the largest hydrocarbon discoveries offshore Western Australia.

Production Enhancement

Production Enhancement operations, largely focused on complex completions in unconventional tight-oil reservoirs in the U.S. and conventional offshore development projects, posted third quarter 2019 revenue of $63,900,000; up slightly sequentially. Operating income on a GAAP basis was $11,500,000, while operating income, ex-items, was $11,600,000, which yielded operating margins, ex-items, of 18%. Production Enhancement’s sequential performance was underpinned by high-end energetic sales and continued GoGunTM market penetration, offsetting the more than 10% decline, according to Rystad data, in U.S. well completions. In addition, sequential improvement in demand for diagnostic tracers supported improved financial performance for the segment.

Core Lab continues to be the technological leader in the design of more efficient and effective energetics, now employing the recently announced cutting-edge, Reservoir Optimized Completions Lab ("ROC LabTM") in Godley, Texas. The ROC LabTM is designed to determine the best Fit-For-ReservoirTM ("FFR") energetic solutions for specific stratigraphic targets. This more focused approach allows operators to optimize completion strategies for each producing formation in a basin, tuning energetic performance to the specific geologic properties of reservoir zones. Core will use its extensive worldwide petrophysical and reservoir fluids database, including its proprietary Rock Catalog, combined with its cutting edge ROC LabTM, to customize FFR energetics. This will enable Core’s clients to optimize initial production rates and maximize their Estimated Ultimate Recoveries and ROICs. Core is uniquely capable of bringing together its ballistics expertise, vast geological and flow studies knowledge, laboratory-instrumentation manufacturing and digital imaging technologies to provide this industry-leading service.

During the third quarter of 2019, Core Lab increased penetration of the U.S. energetic systems market with the pre-assembled GoGunTM. Core’s approach to the integrated perforating gun system market continues to focus on technologically sophisticated clients. Core’s line-up of energetic systems is led by technological solutions focused on ultra-high performance energetic products, versus commodity products, resulting in both greater reservoir performance and improved wellsite efficiency. Core Lab continues its investments in Production Enhancement to expand and advance its energetic systems capabilities, and make improvements through capital investment in automation and other efficiency programs. Core Lab remains committed to its plan to increase production of GoGunTM systems and production capabilities in 2020 to satisfy client demand.

Also in the third quarter of 2019, Core Lab continued its work on a comprehensive completion diagnostic program for LLOG Exploration Company, L.L.C. on their deepwater Buckskin Project in the Gulf of Mexico. Core’s diagnostic technologies were used to evaluate sand control for the operator’s deepwater completion strategy. The operator’s reservoir, having multiple pay zones, required separate completions across each reservoir horizon. Given the multiple pay zones and varying rock properties, the operator elected to utilize an alternative completion approach. Core utilized SpectraStimTM, SpectraScan®, PackScan®, and FLOWPROFILERTM diagnostic services to provide direct measurements of the completion quality, completion fluid recovery, and oil contribution from each of the completed stages.

Core’s diagnostic services guided LLOG Exploration’s decision to frac pack the well using a single-stage/multi-trip strategy, as opposed to the more typical multi-stage/single-trip strategy. This approach allowed for more proppant to be placed in each target zone, while minimizing operational risks. Core’s diagnostic services confirmed effective frac pack placement across all five completed stages, providing the operator with confidence to flow the well aggressively and achieve higher than normal drawdowns with no degradation of the flow capacities. The diagnostic data utilized by the operator resulted in a material increase in production compared to the original forecast.

Free Cash Flow, Dividends and Share Repurchases

During the third quarter of 2019, Core continued to generate FCF, with cash from operations of $26,000,000 and capital expenditures of $5,300,000, yielding FCF of $20,700,000. The sequential improvement in operating results also generated higher levels of FCF for the third quarter, approaching 90% of net income. As Core continues to expand its offerings of products like the GoGunTM and Select Fire Switch (SFS) TM, investments in working capital are required.

The third quarter of 2019 also marks the 72nd consecutive quarter that the Company generated positive FCF. Core’s third quarter 2019 free cash was returned to Core’s shareholders via the Company’s regular quarterly dividend. Core will continue its commitment to invest for future growth of the Company, and will return generated FCF to shareholders via the Company’s regular quarterly dividend and future opportunistic share repurchases.

On 12 July 2019, the Board announced a quarterly cash dividend of $0.55 per share of common stock, which was paid on 12 August 2019 to shareholders of record on 22 July 2019. Dutch withholding tax was deducted from the dividend at a rate of 15%.

On 8 October 2019, the Board announced a quarterly cash dividend of $0.55 per share of common stock, payable in the fourth quarter of 2019. The quarterly cash dividend will be payable on 19 November 2019 to shareholders of record on 18 October 2019. Dutch withholding tax will be deducted from the dividend at a rate of 15%.

Return On Invested Capital

Core Lab's ROIC of 19.9% is the highest of the peer group compiled and reported by Bloomberg. The Company's Board has established an internal performance metric of achieving a leading relative ROIC performance compared with the oilfield service companies listed as Core's Comp Group by Bloomberg. The Company and its Board believe that ROIC is a leading long-term performance metric used by shareholders to determine the relative investment value of publicly traded companies. Further, the Company and its Board believe that shareholders will benefit if Core consistently performs at high levels of ROIC relative to its Comp Group. Core Lab’s commitment to capital stewardship is driven in part by the Company’s continuing philosophy of having a low capital intensive business, averaging less than 4% of Company revenues.

According to the latest Comp Group financial information from Bloomberg, Core's ROIC is the highest of any comparably-sized oilfield service company (greater than $1.5 billion market capitalization). Comp Group companies listed by Bloomberg include: Halliburton, Schlumberger, National Oilwell Varco, Baker Hughes, TGS-NOPEC Geophysical Company, Wood (formerly known as "The Wood Group"), and Apergy, among others. Core Lab is one of only three of the 17 companies listed in the Comp Group posting ROIC that exceeded their Weighted Average Cost of Capital ("WACC"). Core’s ratio of ROIC to WACC is the highest of any company in the Comp Group.

Fourth Quarter 2019 Revenue and EPS Guidance

The balance of supply and demand did not materially change during the third quarter 2019.   As the balancing of global crude-oil supply and demand continues, this should support a stable and positive crude-oil price, which underpins the reinvestment and Final Investment Decisions in international crude-oil field projects. These international investments are critical, as the decline in production from mature fields continues and new field development is required to replace the current supply.  Consequently, the outlook for activity on international projects remains positive for Core’s Reservoir Description segment.

Operators continue to publicly indicate and confirm their focus on FCF and spending within the 2019 budgets are priorities. This was apparent during the third quarter 2019 with the notable decline in both the U.S. onshore rig count and completion activity. As a result, Core believes fourth quarter U.S. land activity will continue to decline, from which Core’s Production Enhancement segment will be most affected. Core’s Reservoir Description segment is also expected to be impacted by the decline in U.S. onshore activity, though to a lesser degree.

Therefore, considering the expected but uncertain level of decline in U.S. land activity, Core projects consolidated fourth quarter 2019 revenue of approximately $161,000,000 to $163,000,000 and operating income of approximately $28,000,000 to $29,000,000, yielding operating margins of approximately 18%. The Company’s EPS for the fourth quarter of 2019, using an effective tax rate of 20%, is projected to be $0.44 to $0.45.  Core Lab is executing cost control actions that were announced earlier this year.  Further, the Company will continue to evaluate opportunities to efficiently align the business with market conditions.

Core Lab’s fourth quarter 2019 guidance is based on projections for the underlying operations and excludes gains or losses in foreign exchange.

Earnings Call Scheduled

The Company has scheduled a conference call to discuss Core's third quarter 2019 earnings announcement. The call will begin at 7:30 a.m. CDT / 2:30 p.m. CEST on Thursday, 24 October 2019. To listen to the call, please go to Core's website at www.corelab.com.

Core Laboratories N.V. is a leading provider of proprietary and patented reservoir description and production enhancement services and products used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world. This release, as well as other statements we make, includes forward-looking statements regarding the future revenue, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Visit the Company's website at www.corelab.com. Connect with Core Lab on Facebook, LinkedIn and YouTube.

For more information, contact:

Gwen Schreffler - SVP Corporate Development and Investor Relations, +1 713 328 6210

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended			% Variance
	September 30, 2019	June 30, 2019	September 30, 2018	vs. Q2-19	vs. Q3-18
REVENUE	$173,200	$169,038	$182,146	2.5%	(4.9)%

OPERATING EXPENSES:
Costs of services and sales	125,996	124,451	128,179	1.2%	(1.7)%
General and administrative expense	11,012	9,801	13,278	12.4%	(17.1)%
Depreciation and amortization	5,697	5,786	5,680	(1.5)%	0.3%
Other (income) expense, net	(712)	992	130	NM	NM
Total operating expenses	141,993	141,030	147,267	0.7%	(3.6)%

OPERATING INCOME	31,207	28,008	34,879	11.4%	(10.5)%
Interest expense	3,662	3,714	3,278	(1.4)%	11.7%
Income from continuing operations before income tax expense	27,545	24,294	31,601	13.4%	(12.8)%
Income tax expense	3,335	4,808	9,404	(30.6)%	(64.5)%
Income from continuing operations	24,210	19,486	22,197	24.2%	9.1%
Income (loss) from discontinued operations, net of income taxes	(397)	7,971	208	NM	NM
Net income	23,813	27,457	22,405	(13.3)%	6.3%
Net income (loss) attributable to non- controlling interest	84	43	(7)	NM	NM
Net income attributable to Core Laboratories N.V.	$23,729	$27,414	$22,412	(13.4)%	5.9%

Diluted EPS from continuing operations	$0.54	$0.43	$0.50	25.6%	8.0%

Diluted EPS attributable to Core Laboratories N.V.	$0.53	$0.61	$0.50	(13.1)%	6.0%

Weighted average diluted common shares outstanding	44,716	44,815	44,591	(0.2)%	0.3%

Effective tax rate	12%	20%	30%	NM	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$109,339	$105,649	$103,609	3.5%	5.5%
Production Enhancement	63,861	63,389	78,537	0.7%	(18.7)%
Total	$173,200	$169,038	$182,146	2.5%	(4.9)%

Operating income:
Reservoir Description	$18,835	$15,878	$14,956	18.6%	25.9%
Production Enhancement	11,456	10,424	19,243	9.9%	(40.5)%
Corporate and Other	916	1,706	680	NM	NM
Total	$31,207	$28,008	$34,879	11.4%	(10.5)%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

	Nine Months Ended		% Variance
	September 30, 2019	September 30, 2018
REVENUE	$511,432	$527,639	(3.1)%

OPERATING EXPENSES:
Costs of services and sales	377,830	371,270	1.8%
General and administrative expense	38,250	38,189	0.2%
Depreciation and amortization	17,070	17,366	(1.7)%
Other (income) expense, net	2,653	170	NM
Total operating expenses	435,803	426,995	2.1%

OPERATING INCOME	75,629	100,644	(24.9)%
Interest expense	11,102	9,694	14.5%
Income from continuing operations before income tax expense	64,527	90,950	(29.1)%
Income tax expense (benefit)	(19,467)	19,697	NM
Income from continuing operations	83,994	71,253	17.9%
Income (loss) from discontinued operations, net of income taxes	7,833	(466)	NM
Net income	91,827	70,787	29.7%
Net income attributable to non-controlling interest	174	96	NM
Net income attributable to Core Laboratories N.V.	$91,653	$70,691	29.7%

Diluted EPS from continuing operations	$1.87	$1.60	16.9%

Diluted EPS attributable to Core Laboratories N.V.	$2.04	$1.59	28.3%

Weighted average diluted common shares outstanding	44,854	44,613	0.5%

Effective tax rate	(30)%	22%	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$318,280	$306,525	3.8%
Production Enhancement	193,152	221,114	(12.6)%
Total	$511,432	$527,639	(3.1)%

Operating income:
Reservoir Description	$40,892	$44,473	(8.1)%
Production Enhancement	31,792	55,357	(42.6)%
Corporate and Other	2,945	814	NM
Total	$75,629	$100,644	(24.9)%

"NM" means not meaningful

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(amounts in thousands)

(Unaudited)

				% Variance
ASSETS:	September 30, 2019	June 30, 2019	December 31, 2018	vs. Q2-19	vs. Q4-18

Cash and cash equivalents	$13,128	$12,546	$13,116	4.6%	0.1%
Accounts receivable, net	137,355	134,900	129,157	1.8%	6.3%
Inventory	53,528	49,311	45,664	8.6%	17.2%
Other current assets	26,675	28,476	43,040	(6.3)%	(38.0)%
Total Current Assets	230,686	225,233	230,977	2.4%	(0.1)%

Property, plant and equipment, net	125,078	125,699	122,917	(0.5)%	1.8%
Right-of-use assets	76,238	76,290	—	(0.1)%	NM
Intangibles, goodwill and other long-term assets, net	355,694	354,296	294,933	0.4%	20.6%
Total assets	$787,696	$781,518	$648,827	0.8%	21.4%

LIABILITIES AND EQUITY:

Accounts payable	$42,191	$41,995	$41,155	0.5%	2.5%
Short-term operating lease obligations	11,869	12,968	—	(8.5)%	NM
Other current liabilities	65,937	69,863	61,392	(5.6)%	7.4%
Total current liabilities	119,997	124,826	102,547	(3.9)%	17.0%

Long-term debt, net	297,148	290,022	289,770	2.5%	2.5%
Long-term operating lease obligations	63,754	62,737	—	1.6%	NM
Other long-term liabilities	112,236	111,441	95,610	0.7%	17.4%

Total equity	194,561	192,492	160,900	1.1%	20.9%
Total liabilities and equity	$787,696	$781,518	$648,827	0.8%	21.4%

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Income from continuing operations	$24,210	$19,486	$22,197
Income (loss) from discontinued operations	(397)	7,971	208
Net Income	$23,813	$27,457	$22,405
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	3,311	3,245	6,141
Depreciation and amortization	5,697	5,786	5,680
Deferred income tax	(3,353)	(3,356)	(708)
Gain on sale of business	—	(1,154)	—
Gain on sale of discontinued operations	397	(8,808)	—
Accounts receivable	(2,603)	(2,385)	(6,547)
Inventory	(4,287)	1,492	(5,008)
Accounts payable	815	(399)	(6,011)
Other adjustments to net income	2,199	(4,798)	7,891
Net cash provided by operating activities	$25,989	$17,080	$23,843

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	$(5,307)	$(7,047)	$(4,148)
Proceeds from sale of business	—	2,980	—
Proceeds from sale of discontinued operations	(1,853)	16,642	—
Other investing activities	(437)	(316)	(47,403)
Net cash provided by (used in) investing activities	$(7,597)	$12,259	$(51,551)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt borrowings	$(28,000)	$(36,000)	$(23,000)
Proceeds from debt borrowings	35,000	31,000	77,000
Dividends paid	(24,399)	(24,395)	(24,294)
Repurchase of treasury shares	(411)	(604)	(817)
Other financing activities	—	—	(102)
Net cash provided by (used in) financing activities	$(17,810)	$(29,999)	$28,787

NET CHANGE IN CASH AND CASH EQUIVALENTS	582	(660)	1,079
CASH AND CASH EQUIVALENTS, beginning of period	12,546	13,206	13,021
CASH AND CASH EQUIVALENTS, end of period	$13,128	$12,546	$14,100

CORE LABORATORIES N.V. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Income from continuing operations	$83,994	$71,253
Income (loss) from discontinued operations	7,833	(466)
Net Income	$91,827	$70,787
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	17,652	18,533
Depreciation and amortization	17,070	17,366
Deferred income tax	(38,469)	(311)
Gain on sale of business	(1,154)	—
Gain on sale of discontinued operations	(8,411)	—
Accounts receivable	(8,924)	(11,972)
Inventory	(7,202)	(12,121)
Accounts payable	1,762	(2,571)
Other adjustments to net income	4,074	(5,785)
Net cash provided by operating activities	$68,225	$73,926

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	$(17,537)	$(16,063)
Proceeds from sale of business	2,980	—
Proceeds from sale of discontinued operations	14,789	—
Other investing activities	(775)	(48,802)
Net cash used in investing activities	$(543)	$(64,865)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt borrowings	$(96,000)	$(80,000)
Proceeds from debt borrowings	103,000	150,000
Dividends paid	(73,168)	(72,929)
Repurchase of treasury shares	(1,502)	(4,777)
Other financing activities	—	(1,655)
Net cash used in financing activities	$(67,670)	$(9,361)

NET CHANGE IN CASH AND CASH EQUIVALENTS	12	(300)
CASH AND CASH EQUIVALENTS, beginning of period	13,116	14,400
CASH AND CASH EQUIVALENTS, end of period	$13,128	$14,100

Non-GAAP Information

Management believes that the exclusion of certain income and expenses enables it to evaluate more effectively the Company's operations period-over-period and to identify operating trends that could otherwise be masked by the excluded Items.  For this reason, we use certain non-GAAP measures that exclude these Items; and we feel that this presentation provides a clearer comparison with the results reported in prior periods. The non-GAAP financial measures should be considered in addition to, and not as a substitute for, the financial results prepared in accordance with GAAP, as more fully discussed in the Company's financial statement and filings with the Securities and Exchange Commission.

Reconciliation of Operating Income, Income from Continuing Operations and Earnings Per Diluted Share from Continuing Operations

(amounts in thousands, except per share data)

(Unaudited)

	Operating Income from Continuing Operations
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
GAAP reported	$31,207	$28,008	$34,879
Acquisition-related costs	—	—	656
Cost reduction and other charges	—	2,977	—
Gain on sale of business	—	(1,154)	—
Foreign exchange losses (gains)	569	(218)	1,135
Excluding specific items	$31,776	$29,613	$36,670

	Income from Continuing Operations
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
GAAP reported	$24,210	$19,486	$22,197
Acquisition-related costs	—	—	462
Cost reduction and other charges	—	2,381	—
Gain on sale of business	—	(1,154)	—
Foreign exchange losses (gains)	455	(174)	799
Impact of higher (lower) tax rate [1]	(2,172)	181	4,925
Excluding specific items	$22,493	$20,720	$28,383

	Earnings Per Diluted Share from Continuing Operations
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
GAAP reported	$0.54	$0.43	$0.50
Acquisition-related costs	-	-	0.01
Cost reduction and other charges	-	0.06	-
Gain on sale of business	-	(0.03)	-
Foreign exchange losses	0.01	-	0.02
Impact of higher (lower) tax rate [1]	(0.05)	-	0.11
Excluding specific items	$0.50	$0.46	$0.64

(1) 2019 Quarter 2 and 3 include adjustments to reflect tax expense at a normalized rate of 20%. 2018 Quarter 3 includes adjustments to reflect tax expense at a normalized rate of 15%.

Segment Information

(amounts in thousands)

(Unaudited)

	Operating Income from Continuing Operations
	Three Months Ended September 30, 2019
	Reservoir Description	Production Enhancement	Corporate and Other
GAAP reported	$18,835	$11,456	$916
Foreign exchange losses	365	143	61
Excluding specific items	$19,200	$11,599	$977

Return on Invested Capital

Return on Invested Capital ("ROIC") is based on Bloomberg's calculation on the trailing four quarters from the most recently reported quarter and the balance sheet of the most recent reported quarter, and is presented based on our belief that this non-GAAP measure is useful information to investors and management when comparing our profitability and the efficiency with which we have employed capital over time relative to other companies. ROIC is not a measure of financial performance under GAAP and should not be considered as an alternative to net income.

ROIC of 19.9% is defined by Bloomberg as Net Operating Profit ("NOP") of $98 million plus Cash Operating Tax Benefit ("COT") of $7 million divided by Total Invested Capital ("TIC") of $524 million, where NOP is defined as GAAP net income before minority interest plus the sum of income tax expense, interest expense, and pension expense less pension service cost and COT is defined as income tax expense plus the sum of the change in net deferred taxes, and the tax effect on interest expense and TIC is defined as GAAP stockholder's equity plus the sum of net long-term debt, allowance for doubtful accounts, net balance of deferred taxes, income tax payable, and other charges.

Free Cash Flow

Core uses the non-GAAP measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is an important measurement because it represents the cash from operations, in excess of capital expenditures, available to operate the business and fund non-discretionary obligations. Free cash flow is not a measure of operating performance under GAAP, and should not be considered in isolation nor construed as an alternative consideration to operating income, net income, earnings per share, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. Free cash flow should not be considered a measure of liquidity. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow

(amounts in thousands)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2019
Net cash provided by operating activities	$25,989	$68,225
Capital expenditures	(5,307)	(17,537)
Free cash flow	$20,682	$50,688

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